EXHIBIT 99.1

ICU Medical, Inc. Announces Time of Third Quarter 2011 Earnings Call

SAN CLEMENTE, Calif., Oct. 6, 2011 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), today announced the time of its third quarter 2011 earnings release conference call.

ICU Medical, Inc. develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protect healthcare workers and patients from exposure to infectious diseases or hazardous drugs, and monitor the hemodynamic status of critical care patients. The company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California.

The Company will release its third quarter 2011 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Monday, October 17, 2011. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 13999640 or by replay at 855-859-2056, international 404-537-3406, conference ID 13999640. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

CONTACT: ICU Medical, Inc.
         Scott E. Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, Inc.
         John F. Mills, Senior Managing Director
         (310) 954-1105